UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 27, 2007

Meta Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

121 East Fifth Street, Storm Lake, IA  50588

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (712) 732-4117

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

i

Section 1 – Registrant’s Business Operations

Item 1.01  Entry into a Material Definitive Agreement

On November 29, 2007, the Registrant issued a press release announcing the sale of its MetaBank West Central bank subsidiary, including its three offices located in Stuart, Casey and Menlo, IA, pursuant to a Stock Purchase Agreement with Anita Bancorporation (Iowa) on November 27, 2007. Other than in respect to the above Stock Purchase Agreement, the Registrant or its affiliates and any of the parties have no other material relationships.

The transaction will involve the sale of all the stock of MetaBank West Central for approximately $8.3 million, which is dependent on the satisfaction of routine contractual terms by the date of the sale. As of October 31, 2007, MetaBank West Central had total assets of approximately $42.0 million. This transaction is anticipated to close on or before March 30, 2008, subject to regulatory approval.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits.

The following Exhibits are being furnished herewith:

99.1	Press Release of Meta Financial Group, Inc. dated November 29, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

By:	/s/ J. Tyler Haahr
J. Tyler Haahr
President and Chief Executive Officer

Dated: December 3, 2007

Exhibit Index

Exhibit
Number	Description of Exhibit

99.1	Registrant’s Press Release dated November 29, 2007.